EXHIBIT 99.1


John D. Milton, Jr.     904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO



FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES RECORD SECOND
QUARTER RESULTS

JACKSONVILLE, FLORIDA:  APRIL 20, 2004 -- FLORIDA ROCK
INDUSTRIES, INC. (NYSE-FRK) today announced record net income of $24,497,000 or $.56 per diluted share for the second quarter of fiscal year 2004 versus $16,300,000 or $.37 per diluted share for the same quarter of fiscal 2003.

Consolidated total sales for the quarter increased 40% to $228,602,000 from $163,615,000 in the same quarter last year. Gross profit increased approximately 45% to $60,500,000 compared to $41,637,000 in the same quarter last year.

Second quarter operating profit increased 55% to $38,561,000 versus $24,891,000 in the second quarter of fiscal 2003.

Selling, general and administrative expenses for the second quarter were down slightly from the first quarter of 2004 but up some 14% from the second quarter of 2003. As a percentage of sales, SG&A expenses declined from 11.7% for the second quarter of 2003 to 9.6% for the second quarter of 2004.

During the second quarter, the availability of cement in the Florida market tightened significantly as the high demand for ocean shipping vessels led to delayed shipping schedules for import terminals and short term maintenance shutdowns at several other producers resulted in greater demands on Florida production facilities.

Commenting on the second quarter results, President and  CEO
John Baker stated that:

     Our  second  quarter  results were  practically  a
     repeat of our remarkable first quarter of 2004  as
     relatively   favorable   weather   and   continued
     improved  demand  in  our concrete  and  aggregate
     segments   yielded  another  quarter   of   record
     results.  The cement facilities in Tampa and  Port
     Manatee  which were acquired in the fourth quarter
     last year made another impressive contribution  to
     our  operating profit.  Our Newberry Cement  Plant
     operated  at its most efficient levels ever  since
     coming  into  production in  fiscal  2000.   These
     excellent results are again the product of the dedicated efforts of all of our employees.

For the six months ended March 31, 2004, consolidated total sales increased 38% to $453,994,000 from $327,861,000 in fiscal 2003. For the same period gross profit increased 54% to $119,303,000 from $77,657,000. Real estate gains from the first quarter sale of the balance of the Company's Naples, Florida closed quarry contributed $8,273,000 of after tax gain on gross sale proceeds of $20,250,000. Net income for the six months increased 95% to $56,625,000 or $1.29 per diluted share versus $29,029,000 or $.67 per diluted share in fiscal 2003.

OUTLOOK: The product demand levels experienced in our markets during our first two quarters appear to be sustainable for the third quarter. Tight cement supplies in the southeast are causing some mild instability that could remain for as long as the supply of ocean shipping vessels continues to be so limited. Commercial construction demand appears to be improving slowly in most of our markets.

The Company also will host a conference call at 10:00 a.m. E.D.T. on Wednesday, April 21, 2004. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-682-4386 (security code FLORIDA
ROCK), or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players /frk042104.smil or via the Company's website at www.flarock.com. If using the Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There will be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the
Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission

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                FLORIDA ROCK INDUSTRIES, INC.
         Summary of Consolidated Sales and Earnings
       (Amounts in thousands except per share amounts)
                         (Unaudited)

         FOR THE THREE AND SIX MONTHS ENDED MARCH 31


                         THREE MONTHS               SIX MONTHS
                       2004         2003          2004      2003
                       ----         -----          ----      ----
Net Sales              $223,775     $ 160,367     444,083   321,108
Freight Revenues          4,827         3,248       9,911     6,753
                       --------     ----------    --------  --------
     Total Sales        228,602       163,615     453,994   327,861
Gross Profit             60,500        41,637     119,303    77,657
Operating Profit         38,561        24,891      88,078    43,534
Interest Income/
  Expense (net)            (338)           81        (677)      141
Other Income/
  Expense (net)             333           185       1,354       608
Income before taxes      38,556        25,157      88,755    44,283
Net Income            $  24,497        16,300      56,625    29,029
Earnings per common
share:
Basic                 $     .57           .38        1.31       .68
Diluted               $     .56           .37        1.29       .67
Weighted average
shares outstanding:
Basic                    43,176        42,908      43,132    42,892
Diluted                  44,042        43,508      44,002    43,544


                FLORIDA ROCK INDUSTRIES, INC.
                     Balance Sheet Data
                   (Amounts in thousands)
                         (Unaudited)

                                MARCH 31, 2004       SEPTEMBER 30, 2003
Cash and cash equivalents           $   42,527                   38,135
Accounts receivable, net               117,760                  106,954
Inventories                             34,710                   37,079
Other current assets                    10,222                    7,926
Property, plant and
equipment, net                         497,377                  489,778
Other non-current assets               214,839                  206,282
                                       -------                  -------
  TOTAL ASSETS                      $  917,435                  886,154
                                    ==========                 ========

Current liabilities                 $  106,549                   95,723
Long-term debt (excluding
current maturities)                     83,566                  118,964
Deferred income taxes                   73,316                   65,907
Other non-current liabilities           33,429                   31,138
Shareholders' equity                   620,575                  574,422
                                       -------                  -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY             $  917,435                  886,154
                                    ==========                  =======


                FLORIDA ROCK INDUSTRIES, INC.
                      Business Segments
                   (Amounts in thousands)
                         (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the Company's operations are located in the southeastern and mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:



                            THREE MONTHS ENDED      SIX MONTHS ENDED
                                MARCH 31                 MARCH 31

                            2004          2003      2004        2003
                            ----          ----      ----        ----
Net Sales, excluding
freight
   Aggregates            $69,569      $ 54,906    $  139,559   $109,760
   Concrete products     137,396       112,702       272,422    223,716
   Cement and calcium     42,739        14,837        83,744     29,251
   Inter-segment sales   (25,929)      (22,078)      (51,642)   (41,619)
                         -------       --------      --------   --------
Total Net Sales,
 excluding freight      $223,775       160,367       444,083    321,108
                        ========       =======       =======    ========

Operating Profit
   Aggregates           $ 16,936        14,383    $   48,323     26,054
   Concrete products      11,543         6,573        24,163     11,578
   Cement and calcium     13,778         5,995        22,489      9,325
   Corporate overhead     (3,696)       (2,060)       (6,897)    (3,423)
                          ------        ------        ------     -------
Total Operating profit  $ 38,561        24,891    $   88,078     43,534

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